Exhibit 2.1

CERTIFICATE OF FORMATION

OF

PLATFORM VENTURES DIVERSIFIED HOUSING REIT, LLC

This Certificate of Formation of Platform Ventures Diversified Housing REIT, LLC (the “LLC”), dated August 31, 2017, is being duly executed and filed by Evyn Rabinowitz, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C §18-101, et seq.).

FIRST:	The name of the LLC formed hereby is “Platform Ventures Diversified Housing REIT”.

SECOND:	The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle 19808.

THIRD:	The name and address of the registered agent for service of process of the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first set forth above.

/s/ Evyn Rabinowitz
Evyn Rabinowitz, Authorized Person